EXHIBIT 99.1

Upexi’s Chief Strategy Officer to Present at The ICR Conference Spotlight Series on June 20th

TAMPA, FL – June 17, 2025 – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced that Brian Rudick, CFA, Chief Strategy Officer (CSO), will present on a panel at the ICR Conference Spotlight Series on Friday, June 20, 2025, at 11:00 a.m. ET.

Along with Upexi’s CSO Brian Rudick, this virtual panel will feature industry leaders including David Bailey, Founder and CEO of Nakamoto, Leah Wald, President & Chief Executive Officer at Sol Strategies, Inc., and John D’Agostini, Co-Head of Investment Banking at Clear Street. The panel will examine the strategic rationale, benefits, risks, and historical evolution of raising third-party capital in public markets to acquire large positions in cryptocurrencies and holding them on balance sheets as core assets to provide investors with direct exposure to the underlying tokens via equity ownership.

ICR Conference Spotlight Series Panel Details

Panel: HODL On Tight: Examining The Rise of Public Market Crypto Balance Sheet Strategies

Panel Date & Time: Friday, June 20, 2025, at 11:00 a.m. ET

Webcast: https://ir.upexi.com/news-events/ir-calendar

A webcast of the presentation will be available after the event on the ‘News and Events’ section of Upexi’s Investor Relations website.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the cryptocurrency industry and cash management of assets through a cryptocurrency portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://twitter.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (216) 347-0473

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254